UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2023

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Subsea Lane Houston, Texas United States of America	77044
(Address of principal executive offices)	(Zip Code)

+1 281-591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2023, TechnipFMC plc (the “Company”) appointed David Light as Senior Vice President, Controller and Chief Accounting Officer of the Company, effective December 21, 2023. Mr. Light will succeed Krisztina Doroghazi, who informed the Company on December 13, 2023 that she is leaving the Company to pursue an identified opportunity and will resign as Senior Vice President, Controller and Chief Accounting Officer of the Company, also effective December 21, 2023. Ms. Doroghazi’s departure is not the result of any disagreement Ms. Doroghazi has with the Company on any matter relating to the Company’s operations, policies and practices.

David Light, age 39, has been with the Company since 2018 and has held multiple senior management positions, including Vice President, Internal Audit and Controls, Vice President, Integrated Internal Controls and Director, IT Governance, Risk and Compliance. Prior to joining the Company, Mr. Light was a director at PricewaterhouseCoopers LLP’s assurance practice. Mr. Light holds a Bachelor’s degree in Accounting and a Master’s degree in Management Information Systems, both from Texas A&M University and is a certified public accountant in Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

By: /s/ Alf Melin
Dated: December 18, 2023	Name: Alf Melin
Title: Executive Vice President and Chief Financial Officer